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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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    Name                                  Jurisdiction of Incorporation
    ----                                  -----------------------------
Telxon Australia Pty. Ltd.                       Australia
N.V. Telxon Belgium S.A.                         Belgium
Telxon France S.A.                               France
Telxon Italia s.r.1.                             Italy
Telxon mde GmbH                                  Germany
Telxon Limited                                   England
Telxon Japan                                     Japan
Telxon Canada Corporation, Ltd.                  Ontario, Canada
MicroOffice Systems Technology, Inc.             Delaware
Telxon Europe BV                                 The Netherlands
Telxon Data Systems AG                           Switzerland
Itronix Corporation                              Washington
Telxon Foreign Sales Corp.                       U.S. Virgin Islands
New England Data Systems, Inc.                   Delaware
PTC Airco, Inc.                                  Delaware
Retail Technology Group, Inc.                    Delaware
Teletransaction, Inc.                            Delaware
Telesystems SLW Inc.                             Ontario, Canada
AIRONET Wireless Communications, Inc.            Delaware
Aironet Canada, Inc.                             Ontario, Canada
PenRight! Corporation                            Delaware
Telxon Trading Co.                               Delaware
Telxon Corporation Systems Espana, S.A.          Spain
Metanetics Corporation, Inc.                     Delaware


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